News Release

Republic Companies Group, Inc. Stockholders Approve Acquisition by Delek Capital Ltd.

New York, December 4, 2006 - Republic Companies Group, Inc. (NASDAQ: RUTX) ("Republic") announced that its stockholders have voted to adopt the previously-announced merger agreement providing for the merger of Republic and a wholly-owned subsidiary of Delek Capital Ltd. ("Delek Capital"), which is a majority-owned subsidiary of Delek Group Ltd. ("Delek"), at Republic's special meeting of stockholders held today in New York City. Further, all governmental and regulatory consents and approvals, the receipt of which is a condition precedent to the consummation of the merger, have been obtained.

Subject to the satisfaction or waiver of the remaining conditions set forth in the merger agreement, Republic and Delek expect to complete the proposed merger this month. If the proposed merger is completed, Republic will become an indirect wholly-owned subsidiary of Delek Capital and Republic's stockholders that do not exercise appraisal rights will be entitled to receive $20.40 in cash, without interest, for each share of common stock they own immediately prior to the effective time of the merger.

Republic also announced that its voluntary delisting from the Nasdaq Global Market will become effective as of the close of trading on the date the merger is completed. In addition, Republic will file a Form 15 with the Securities and Exchange Commission (the "SEC") on the date the merger is completed to deregister its common stock, thereby immediately suspending its obligation to file annual and other reports with the SEC.

About Republic
Republic Companies Group, Inc. through a group of insurance companies and related entities provides personal and commercial property and casualty insurance products. In its Independent Agents segments, Republic distributes these products to individuals and small to medium-size businesses through a network of independent agents primarily in Texas, Louisiana, Oklahoma and New Mexico. In its Program Management and Insurance Services segments Republic capitalizes on its unique combination of charters and licenses to develop and manage target-niche insurance products that are distributed through managing general agents in many additional states. Visit www.RepublicGroup.com for more information.

About Delek
The Delek Group, with annual revenues of approximately $4.5 billion, is one of the largest corporations trading on the Tel Aviv Stock Exchange with major investments in Israel, Europe and North America. The Delek Group is diversified into the following three major subsidiaries:

Delek Petroleum, with its two subsidiaries Delek Israel, a gasoline and lubricants distributor in Israel, and Delek USA (NYSE), which operates gas stations and convenience stores and an oil refinery in Southern United States;

Delek Investments and Properties, a holding company with subsidiaries in the financial services, energy, infrastructure, automotive and media sectors; and

Delek Real Estate, which, through its subsidiaries Dankner and Delek Belron Investments, owns and manages prime global real-estate investments.

Precautionary Statement Regarding Forward-Looking Information
Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect Republic's current views with respect to future events, financial performance and the terms and closing date of the acquisition. These forward-looking statements, which may apply to Republic specifically or the insurance industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. All statements other than statements of historical facts may be forward-looking statements. Many risks and uncertainties may impact the matters addressed in forward-looking statements, and actual results may differ materially from those expressed or implied.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause Republic's actual results to differ materially from those indicated in these statements. You should carefully consider these factors. For a discussion of the factors that could cause actual results to differ, please see Republic's Annual Report filed on Form 10-K and other filings with the SEC (available at www.sec.gov). Unless otherwise required by law, Republic undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media and Investor Contact
Michael E. Ditto, Esq.
Vice President, General Counsel and Secretary
972 788 6000